UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 1, 2010
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400
(Zip Code)
605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements

Effective January 1, 2010, Black Hills Corporation (the “Company”) is implementing a Defined Contribution Plan as its primary retirement plan.  The Company amended its Defined Benefit Pension Plans for all eligible employees to incorporate a partial freeze in which the accrual of benefits shall cease for certain participants while other participants shall have an election whether to continue to accrue benefits, and to modify the provisions governing the eligibility to participate of newly hired employees, rehired employees and transferees.  Those employees eligible to elect continued participations are those employees who are at least 45 years old and have at least 10 years of eligible service with the Company as of January 1, 2010.  As a result of this change, the benefits for Certain Officers (as defined below) under the Company’s non-qualified restoration plan will be significantly reduced because the benefit calculations are linked to the benefits earned in the Defined Benefit Pension Plan.  In addition, the Company eliminated a second non-qualified pension plan in which some of the Certain Officers participated.

The Company adopted the Black Hills Corporation Non-Qualified Deferred Compensation Plan (the “NQDC”) in 1999.  The NQDC is a non-qualified deferred compensation plan that provides executives with an opportunity to elect to defer compensation and receive benefits without reference to the limitations on contributions in the Black Hills Corporation Retirement Savings Plan (the “RSP” or the “401(k)”) or those imposed by the Internal Revenue Code of 1986, as amended (the “Code”).  Effective January 1, 2010, the Company amended the NQDC to provide non-elective non-qualified restoration benefits to certain named executive officers who are not eligible to continue accruing benefits under the Defined Benefit Pension Plans and associated non-qualified pension restoration plans, namely, Anthony S. Cleberg, Executive Vice President and Chief Financial Officer, Linden R. Evans, Chief Operating Officer – Utilities, and Steven J. Helmers, Senior Vice President and General Counsel (“Certain Officers”).

The amended NQDC plan will provide the Certain Officers with non-elective supplemental matching contributions equal to 6% of eligible compensation in excess of the Code Section 401(a)(17) limit plus matching contributions, if any, lost under the RSP due to nondiscrimination test results.  It will also provide non-elective supplemental points-based contributions that cannot be made to the RSP due to the Code Section 401(a)(17) limit.  Finally, it will provide supplemental target contributions equal to a percentage of compensation that differ by executive.  The percentage is based on the executive’s current age and length of service with the Company, and was determined by the plan’s actuary.  All supplemental contributions For Mr. Evans and Mr. Cleberg will be subject to a graded vesting schedule at twenty (20) percent per year over five (5) years with vesting credit beginning with service on and after January 1, 2010.  All supplemental contributions for Mr. Helmers will be 100% vested on or before February 1, 2011.

Mr. Cleberg’s benefit under the Company’s Pension Restoration Plan is frozen as of January 1, 2010 and he was terminated as a participant under the 2007 Pension Equalization Plan of Black Hills Corporation.  He will be eligible for restoration and supplemental target contributions to his NQDC plan account equal to 21.5 percent of eligible compensation received annually (base salary and short-term incentive).

Mr. Evan’s benefit under the Company’s Pension Restoration Plan is frozen as of January 1, 2010, and he was terminated as a participant under the 2007 Pension Equalization Plan of Black Hills Corporation.  He will be eligible for restoration and supplemental target contributions to his NQDC plan account equal to 20 percent of eligible compensation received annually (base pay and short-term incentive).

Mr. Helmers remains vested for benefits provided under the Company’s 2005 Pension Equalization Plan.  Mr. Helmers’ benefit under the Company’s Pension Restoration Plan is frozen as of January 1, 2010.  He will be eligible for supplemental target contributions to his NQDC plan account equal to 7 percent of eligible compensation received annually (base pay and short-term incentive).

When administratively feasible, the participants will direct the investment of their NQDC accounts in the same investment options available under the Company’s 401(k) plan.  The participants’ accounts, including increases or decreases of the hypothetical returns relating to their investment balances, represent unfunded obligations of the Company.

The summary above is not intended to be a full and complete description of the amendment to the NQDC.  This amendment will be filed as an exhibit to the Company’s Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Anthony S. Cleberg
Anthony S. Cleberg
Executive Vice President
and Chief Financial Officer

Date: January 6, 2010